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                                                                   EXHIBIT 10.2
                                                                   ------------

                                OPTION AGREEMENT
                                ----------------


         THIS OPTION AGREEMENT ("Option Agreement") is entered into as of October 17th, 2001, by ELMER W. FRANK AND IRENE ELIZABETH FRANK, husband and wife, hereinafter collectively referred to as "Owner" in favor of NORTHWEST ETHANOL, LLC, an Ohio limited liability company, hereinafter referred to as "Purchaser."

         1. GRANT OF OPTION. The parties referred to in this Option Agreement as the "Owner" collectively own approximately 150 acres of real property located in Defiance County, Ohio, which real property is described in Exhibit A, attached hereto and incorporated herein (the "Owner's Parcel"). In consideration of the payment of the Option Fee (as hereinafter defined) to Owner by Purchaser, Owner hereby grants to Purchaser the sole and exclusive right and option (the "Option") to purchase all of the Owner's Parcel, together with all improvements and appurtenances thereto. The Owner's Parcel to be purchased by Purchaser, is herein referred to as the "Premises."

         2. TERM. The Option may be exercised by the Purchaser at any time on or before 5:00 P.M. on March 31, 2002 or, if extended by Purchaser pursuant to the provisions of Paragraph 3 hereof, on or before September 30, 2002. Purchaser shall exercise the Option by giving written notice to Owner at the following address: 07526 SR 18, Hicksville, OH 43526.

         3. OPTION FEE. On the date hereof, Purchaser agrees to deliver to Owner the sum of Five Hundred Dollars ($500.00) (the "Option Fee"), receipt of which is hereby acknowledged. In the event that Purchaser has not exercised the Option prior to March 31, 2002, Purchaser may deliver to Owner, on or before such date, an additional option fee of Five Hundred Dollars ($500.00) (the "Additional Deposit") in consideration of which Owner shall extend the term of the Option for an additional six (6) month period. Purchaser's failure to deliver the Additional Deposit on or before such date shall terminate the Option and Owner shall be entitled to retain the Option Fee. In the event that Purchaser exercises the Option, the Option Fee and, if applicable, the Additional Deposit shall be applied to the purchase price of the Premises.

         4. FAILURE TO EXERCISE OPTION. If Purchaser does not exercise the Option, Owner shall retain the Option Fee, but the Additional Deposit, if applicable, shall be refunded to Purchaser.

         5. PURCHASE PRICE. The total purchase price for the Premises shall be the product of the net acreage of the Premises, as delineated by the Survey contemplated by Section 6(c) hereof, multiplied by the sum of Three Thousand Dollars ($3,000.00) per acre for each acre (which amount shall be prorated for any part of the Premises that is less than a full acre). Purchaser shall pay the purchase price to Owner pursuant to the terms of a Real Estate Purchase Agreement to be entered into between the parties following Purchaser's exercise of the Option (the "Purchase Agreement") which Purchase Agreement shall allocate to each of the Owners that portion of the purchase price that is attributable to the Premises owned by such Owner.




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         6. EXERCISE OF OPTION. The purchase price, contingencies and other terms of acquiring the Premises, should Purchaser exercise the Option, shall be contained in the Purchase Agreement containing the following terms:

                  a. Conveyance. The Premises shall be conveyed to Purchaser, or its nominee, by general warranty deed, free and clear of all liens and encumbrances whatsoever, except for real estate taxes and general and special assessments not then due and payable and such easements, reservations, limitations and restrictions as Purchaser shall approve.

                  b. Closing. The transaction shall close on a date (the "Closing Date") set by Purchaser, which date shall be sixty (60) to ninety (90) days following the date Purchaser exercises the Option.

                  c. Title Policy and Survey. Owner shall supply Purchaser with an ALTA owner's policy of title insurance insuring that title to the Premises is as described in Section 6(a) above. Owner shall supply Purchaser with an ALTA/ACSM survey of the Premises made by a licensed surveyor (the "Survey"), which Survey shall contain a calculation of the total acreage of the Premises, exclusive of portions thereof within public highways or streets (the "net acreage") and shall also contain the location of all easements, encroachments, utility lines, access to public highways abutting the Premises, all improvements located on the Premises, a legal description for the Premises and shall confirm that the internal boundaries of any parcels comprising the Premises are contiguous to each other without any gap or gore. The Survey and the title insurance policy shall be in form and substance satisfactory to Purchaser.

                  d. Owners shall be entitled to rent the residential portion of the Premises for the term of their natural lives at an annual rental rate of one dollar per year. Owners shall be responsible for all utilities, insurance, repairs and other costs of occupancy during such term. Purchaser shall pay all real estate taxes during such term. Owners' rights shall be personal and cannot be transferred (through lease, gift, or other method).

                  e. Taxes. All taxes, assessments or utility charges related to the Premises shall be prorated between the parties as of the Closing Date, with the Closing Date being treated as a day of ownership by Seller.

                  f. Other Conditions. The parties shall agree to such other terms and conditions as are necessary and appropriate to close the transaction contemplated by this Option. In the event of a disagreement over such terms, those terms and conditions as are customary in similar real estate purchase agreements in Defiance, Ohio shall control to the extent not inconsistent with the terms and conditions contained herein. In the event there are growing crops on the premises at the time of closing, Purchaser shall assume all rights and duties of Owner with respect to such crops including all obligations to the then current tenant.

         7. ENTRY FOR INSPECTION. During the term of the Option, Owner shall provide Purchaser and Purchaser's agents or representatives with complete access to the Owner's





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Parcel for the purpose of conducting such inspections, engineering studies, surveys, appraisals, test borings or any other activities reasonably required by Purchaser in order to determine the suitability of the Owner's Parcel for Purchaser's purposes (collectively, the "Inspections"). The right to conduct Inspections shall include the right to enter upon any portion of the Owner's Parcel to take measurements, make inspections, make boundary and topographical survey maps, and to conduct geotechnical, environmental, groundwater, wetland and other studies required by Purchaser, in its sole discretion, and to determine the adequacy of utilities servicing the Owner's Parcel, zoning ordinances and compliance with laws. No such Inspections shall constitute a waiver or relinquishment on the part of Purchaser of its rights under any covenant, condition, representation or warranty of Owner under this Agreement. Upon execution of this Option Agreement, Owner shall deliver to Purchaser, at no cost to Purchaser, such of the following as are in the possession of or available to Owner: existing soil and groundwater tests, surveys, contracts, leases, title policies, environmental reports, underground storage tank test results, waste disposal records, permit records, traffic studies, other engineering tests and studies pertaining to the Owner's Parcel, all existing site plans, drawings, architectural drawings or other plans related to the development or proposed development of the Owner's Parcel. Owner shall cooperate with Purchaser during the Inspections and hereby agrees to attend all meetings relating to Purchaser's intended use of the Premises, as well as all site plan approval meetings. Purchaser shall pay for any crop damage incurred by exercise of the rights granted in this paragraph.

         8. NOTICE. All notices provided for herein shall be personally delivered, by United States certified mail, return receipt requested or sent by a nationally recognized overnight package carrier delivered to Purchaser at 101 Clinton Street, Suite 1500, Defiance, Ohio 43512, Attn: Ted Penner, and to Owner at the address specified in Section 2 above. Either party shall have the right to designate a new address for the receipt of such notices by written notice given as aforesaid.

         9. ASSIGNMENT. This Option Agreement and all rights hereunder shall be freely assignable by Purchaser. If Purchaser shall assign the same, all acts to be performed by Purchaser with respect to this Option Agreement and the Purchase Agreement, including payment of the purchase price, may be performed by any such assignee, whether the assignment is made prior to or after the exercise of the Option.

         EXECUTED as of the date first above written.

Witnessed By:                                                OWNER:


/s/ Wayne E. Shaffer                           /s/ Elmer W Frank
-------------------------------               ----------------------------------
Witness 1 - Signature                                    Elmer W. Frank

Wayne E. Shaffer
-------------------------------
Witness 1 - Print or Type Name

/s/ Elaine K. Webster
-------------------------------
Witness 2 - Signature

Elaine K. Webster                             Date:  October 17, 2001
-------------------------------                     ----------------------------
Witness 2 - Print or Type Name























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/s/ Wayne E. Shaffer                         /s/ Irene Elizabeth Frank
------------------------------               -----------------------------------
Witness 1 - Signature                                Irene Elizabeth Frank

Wayne E. Shaffer
------------------------------
Witness 1 - Print or Type Name

/s/ Elaine K. Webster
------------------------------
Witness 2 - Signature

Elaine K. Webster                           Date:  October 17, 2001
------------------------------                    ------------------------------
Witness 2 - Print or Type Name


                                                         PURCHASER:
Witnessed By:
                                               NORTHWEST ETHANOL, LLC
                                               an Ohio limited liability company

/s/ Ted W. Penner                           By:  /s/ Eugene H. Schubert
------------------------------                 ---------------------------------
Witness 1 - Signature

Ted W. Penner                               Printed Name:  Eugene H. Schubert
------------------------------                           -----------------------
Witness 1 - Print or Type Name

/s/ Virgil H. Hoene                         Its:  Vice President
------------------------------                   -------------------------------
Witness 2 - Signature

Virgil H. Hoene                             Date:  10-17-01
------------------------------                    ------------------------------
Witness 2 - Print or Type Name















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STATE OF OHIO              )
                           )  SS.
COUNTY OF WILLIAMS         )

         The foregoing instrument was acknowledged before me this 17TH day of OCTOBER, 2001 by Elmer W. Frank and Irene Elizabeth Frank.


                                        /s/ Wayne E. Shaffer
                                       ----------------------------------------
                                               Notary Public, State of Ohio
                                         My Commission has no expiration date.

STATE OF OHIO              )
                           )  SS.
COUNTY OF DEFIANCE         )

         The foregoing instrument was acknowledged before me this 17TH day of OCTOBER, 2001 by EUGENE H. SCHUBERT of Northwest Ethanol, LLC, an Ohio limited liability company on behalf of the company.


                                       /s/ Ted W. Penner
                                       -----------------------------------------
                                                   Notary Public

Notarial Seal              Ted W. Penner, Attorney At Law
State of Ohio              Notary Public, State of Ohio
                           My commission has no expiration date.
                           Section 147.03 R.C.










This Instrument Prepared By:

Ted W. Penner, Esq.
101 Clinton St.
Suite 1500
Defiance, OH  43512


















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